EX-28.q.ii

Certificate of the Secretary of
Dimensional ETF Trust

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Trustees of Dimensional ETF Trust (the “ETF Trust”) on December 29, 2021, appointing and authorizing certain designated officers of the ETF Trust to act as attorney-in-fact and agent, in all capacities, to execute on their behalves and to file any of the documents referred to below, relating to the ETF Trust’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the ETF Trust as an investment company and the sale of shares by the ETF Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings, and that such resolution remains in effect on the date hereof:

RESOLVED, that the revised Powers of Attorney, dated December 29, 2021, substantially in the forms presented at this Meeting, appointing Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Bernard J. Grzelak, Jan Miller, Eric Hall, Ryan P. Buechner, and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for the Dimensional Funds, by execution of such documents on behalf of each Trustee and certain designated officers of the Dimensional Funds, are hereby approved, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney, and the execution of such Powers of Attorney by each Trustee and designated officer is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of January 11, 2022.

DIMENSIONAL ETF TRUST

By: /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Assistant Secretary